Exhibit 1.01

Conflict Minerals Report of IntriCon Corporation
in Accordance with Rule 13p-1 under the Securities Exchange Act of 1934

Introduction

This is the Conflict Minerals Report (the “Report”) of IntriCon Corporation (the “Company”) for calendar year 2013 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”). Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions to the terms used in this Report, unless otherwise defined herein.

Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in Rule 13p-1 are necessary to the functionality or production of those products. The specified minerals, which are collectively referred to in this Report as “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, Conflict Minerals are necessary to the functionality or production of certain of the Company’s products that the Company manufactures or contracts to manufacture.

Description of the Company and the Products Covered by this Report

The Company is an international company engaged in designing, developing, engineering and manufacturing body-worn devices. The Company serves the body-worn device market by designing, developing, engineering and manufacturing micro-miniature products, microelectronics, micro-mechanical assemblies and complete assemblies, primarily for bio-telemetry devices, hearing instruments and professional audio communication devices. Conflict Minerals are necessary to the functionality or production of certain of the Company’s products that the Company manufactured or contracted to manufacture and for which the manufacture was completed during calendar year 2013 (the “Covered Products”). The Covered Products include:

•	hearing aids and hearing aid components,
•	cardiac monitoring devices,
•	medical telecoils, and
•	professional audio devices and accessories.

 Due Diligence Measures Performed by the Company

As a manufacturer of hearing aids and hearing aid components, cardiac monitoring devices, medical telecoils, and professional audio devices and accessories, the Company does not purchase ore or unrefined conflict minerals from mines and is many steps removed in the supply chain from the mining of the Conflict Minerals. The Company purchases materials used in its products from a large network of suppliers. The Company relies on its suppliers to assist with its reasonable country of origin inquiry and due diligence efforts, including the identification of smelters and refiners, for the Conflict Minerals contained in the materials which they supply to the Company.

The Company conducted a good faith reasonable country of origin inquiry with respect to the Conflict Minerals included in the Covered Products. This good faith inquiry was reasonably designed to determine whether any of the Conflict Minerals included in the Covered Products originated in the Covered Countries or were from recycled or scrap sources. The Company also performed due diligence with respect to the source and chain of custody of the Conflict Minerals included in the Covered Products.

The Company’s Conflict Minerals project team is comprised of representatives from the Company’s corporate finance, quality and regulatory, and supply chain management departments. The Company began the due diligence process by first creating a list of part numbers of component parts that the Company utilizes in the Covered Products. For those part numbers, an internet database search was conducted to review (i) the applicable manufacturer’s website for disclosure regarding Conflict Minerals, and (ii) SiliconExpert’s parts database, which is a database that maintains conflict minerals compliance documents from suppliers. If the Company was unable to find information on a particular product through its internet search, the Company sent the supplier of such product a letter and the reporting Template (as defined and described below).

For those products which the Company contracts to manufacture a custom product (i.e. the Company does not utilize a generic component), the Company identified each supplier from whom the Company obtains such products. Once identified, the Company sent each such supplier a Conflict Minerals Template (described below) and a letter with instructions on how to complete the Template. The Company has adopted the Electronic Industry Citizenship Coalition (EICC) Conflict Minerals Due Diligence Reporting Template (the “Template”) as a standard questionnaire for conducting inquiries into its supplier’s sources of metals. This Template was created by the EICC and the Global e-Sustainability Initiative (GeSI) as a common means for the collection of sourcing information related to Conflict Minerals. In completing the Template, each supplier was asked, among other questions; whether the products or components they supplied to the Company contained Conflict Minerals; the origin of such Conflict Minerals; to identify the sources of Conflict Minerals from their lower tier level suppliers; and to determine the smelter or mine origin. Suppliers were asked to return a copy of the Template once completed. Upon return of the Template, members of the Conflict Minerals project team reviewed the contents of the response. If information on a Template returned from a supplier appeared to be incomplete, incorrect, or not trustworthy, a member of the Conflict Minerals project team would contact the supplier with a request to complete or correct the questionable information. In addition, a member of the Conflict Minerals project team would, on at least one occasion, follow up with suppliers that did not respond to the Company’s request to complete the Template. Some suppliers did not fill out the Template, but instead provided the Company with a generic response regarding their use of Conflict Minerals. The Company maintains the letters, Templates and follow-up correspondence on its corporate network drive and the original paper copies are stored in the quality assurance department.

Upon return of the Template or response from each supplier solicited, a member of the Conflict Minerals project team compared the smelters and refiners identified in the supply-chain survey against the list of smelter facilities which have been identified as “conflict free” by programs such as the EICC/GeSI Conflict Free Smelter (CFS) program for tantalum, tin, tungsten and gold. The CFS program is a voluntary program whereby an independent third party evaluates smelter procurement activities to determine whether a smelter has sufficiently demonstrated that all materials processed by that smelter originated from sources that do not directly or indirectly finance or benefit armed groups in the Democratic Republic of the Congo or an adjoining country.

Based on the information that was provided by the Company’s suppliers and otherwise obtained through the due diligence process, the Company believes that, to the extent reasonably determinable by the Company, the facilities that were used to process the Conflict Minerals contained in the Covered Products included the smelters and refiners listed on Appendix A hereto.

Based on the information obtained pursuant to the due diligence process, the Company does not have sufficient information, with respect to the Covered Products to determine the country of origin of the Conflict Minerals in the Covered Products; however, based on the information that has been obtained, the Company has reasonably determined that countries of origin of the Conflict Minerals include the countries listed below within Appendix A. The Company’s efforts to determine the mine or location of origin of the Conflict Minerals in the Covered Products consisted of the due diligence measures described in this Report. During the next compliance period, the Company intends to continue to engage, directly or through its supply chain, in order to identify the country of origin and the mine or location of origin of the Conflict Minerals in the Covered Products.

In the next compliance period, the Company intends to implement steps to improve its due diligence measures and to further mitigate the risk that the necessary Conflict Minerals contained in the Company’s products finance or benefit armed groups in the Covered Countries. The steps include the following:

•	The Company will continue to engage with suppliers in its supply chain to obtain current, accurate and complete information about the supply chain.
•	During 2014, the Company added a conflict minerals clause in its purchase order standard terms and conditions. Such clause will be included in each purchase order and new or renewed supplier contracts. The conflict minerals clause requires that all products and materials sold to the Company do not include Conflict Minerals from the Covered Countries.
•	The Company, in qualifying new suppliers, will inquire as to the suppliers’ non-use of Conflict Minerals from the Covered Countries.
•	The Company will annually solicit written statements from each of its suppliers declaring their non-use of Conflict Minerals from the Covered Countries in any product furnished to the Company.

Inherent Limitations on Due Diligence Measures

As a downstream purchaser of conflict minerals, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals. Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. Such sources of information may yield inaccurate or incomplete information.

Appendix A

Metal	Smelter or Refiner Facility Name
Gold	AGR Matthey
Gold	Aida Chemical Industries Co. Ltd.
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.*
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Mineração Ltda*
Gold	Argor-Heraeus SA*
Gold	Asahi Pretec Corp*
Gold	Asaka Riken Co Ltd
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Aurubis AG
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB
Gold	Caridad
Gold	Cendres & Métaux SA
Gold	Central Bank of the DPR of Korea
Gold	Central Bank of the Philippines Gold Refinery & Mint
Gold	Chimet SpA*
Gold	China’s Shangdong Gold Mining Co.Ltd
Gold	Chugai Mining
Gold	Codelco
Gold	Cooson Sempsa
Gold	CS
Gold	Daejin Indus Co. Ltd
Gold	DaeryongENC
Gold	Do Sung Corporation
Gold	Dongguan Standard Electronic Material.Co.,Ltd
Gold	Dowa*
Gold	FSE Novosibirsk Refinery
Gold	Heimerle + Meule GmbH*
Gold	Heraeus Germany*
Gold	Heraeus Hanau*
Gold	Heraeus Ltd Hong Kong*
Gold	Heraeus Precious Metals North America
Gold	Heraeus Zhaoyuan (Changshu) Electronic Material
Gold	Hwasung CJ Co. Ltd.
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited
Gold	Ishifuku Metal Industry Co., Ltd.*
Gold	Ishifuku Tokyo Melters
Gold	Istanbul Gold Refinery*
Gold	Japan Mint
Gold	Jiangxi Copper Company Limited
Gold	Jin Jinyin Refining Ltd.
Gold	Johnson Matthey Inc.*
Gold	Johnson Matthey Ltd.*
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant

Gold	JSC Uralectromed
Gold	JX Nippon Mining & Metals Co., Ltd*
Gold	Kazzinc Ltd.
Gold	Kennecott Utah Copper*
Gold	Kojima Chemicals Co. Ltd*
Gold	Korea Metal
Gold	Korea Metal Co. Ltd
Gold	Kunshan Jinli chemical industry reagents co.,Ltd.
Gold	Kyocera
Gold	Kyrgyzaltyn JSC
Gold	L’ azurde Company For Jewelry
Gold	LingbaoJinyuan tonghui
Gold	London Bullion Market Association
Gold	LS-Nikko Copper Inc.*
Gold	Materion*
Gold	Matsuda Sangyo Co. Ltd*
Gold	Metalor Technologies (Hong Kong) Ltd.*
Gold	Metalor Technologies SA*
Gold	Metalor USA Refining Corporation*
Gold	Met-Mex Peñoles, S.A.
Gold	Minsur
Gold	Mitsubishi Materials Corporation*
Gold	Mitsui Mining and Smelting Co., Ltd.*
Gold	MK Electron
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.
Gold	Navoi
Gold	Navoi Mining and Metallurgical Combinat
Gold	Neomax Hitachi
Gold	Nihon Material Co. Ltd.*
Gold	Nippon Mining
Gold	NMMC
Gold	Norddeutsche Affinererie AG
Gold	Novosibirsk
Gold	Ohio Precious Metals, LLC*
Gold	OJSC Krastvetmet
Gold	OJSC Kolyma Refinery
Gold	Orelec
Gold	PAMP SA*
Gold	Pan Pacific Copper Co., Ltd.
Gold	Perth Mint (Western Australia Mint)*
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PT Timah
Gold	PX Précinox SA
Gold	Rand Refinery Limited*
Gold	Royal Canadian Mint*

Gold	Sabin Metal Corp.
Gold	Saganoseki Smelter & Refinery
Gold	Samdok Metal
Gold	SAMWON METALS Corp.
Gold	Schone Edelmetaal
Gold	Scotia Mocatta
Gold	SD(Samdok) Metal
Gold	SEMPSA Joyeria Plateria SA*
Gold	Sendi (Japan): Kyocera Corporation
Gold	Shandon Jin Jinyin Refining Limited
Gold	Shandong Gold Mining Co. Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd
Gold	Shandong Zhaoyuan Gold Argentine Refining Company Ltd.
Gold	Shangdong Zhaojin Group
Gold	Shanghai Gold Exchange (SGE)
Gold	SKE: Shanghai Kyocera Electronics Co Ltd.
Gold	SMM
Gold	So Accurate Refing Group
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Sojitz
Gold	Solar Applied Materials Technology Corp.*
Gold	Standard Bank
Gold	Sumisho
Gold	Sumitomo Metal Mining Co. Ltd.*
Gold	Suzhou Xingrui Noble
Gold	Tanaka Denshi Kogyo
Gold	Tanaka Kikinzoku Hanbai K.K.
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	TANAKA TOKYO MELTERS
Gold	Technic Inc.
Gold	The Great Wall Gold and Silver Refinery of China
Gold	The Hutte Gold Mines Co. Ltd.
Gold	The Refinery of Shandong Gold Mining Co. Ltd
Gold	Tokuriki Honten Co. Ltd.*
Gold	Tokuriki Tokyo Melters Assayers
Gold	TongLing Nonferrous Metals Group Holdings Co. Ltd.
Gold	Torecom
Gold	Toyo Smelter & Refinery
Gold	UBS
Gold	Umicore Brasil Ltd.
Gold	Umicore Hoboken
Gold	Umicore Precious Metals Thailand*
Gold	Umicore SA*
Gold	United Precious Metal Refining, Inc.*
Gold	United States Precious Metals
Gold	Valcambi SA*
Gold	Valcambi SUISSE

Gold	W.C. Heraeus GmbH
Gold	Xstrata Corporation
Gold	Yantai Zhaojin Kanfort Precious Metals Incorporated Company
Gold	Yokohama Metal Co Ltd
Gold	Yoo Chang Metal Inc.
Gold	Yunnan Tin Company Limited
Gold	Zhaojin Gold & Silver Refinery Co.,Ltd
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory
Gold	Zhongjin Gold Corporation Limited
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Zijin Mining Group Co. Ltd
Tantalum	Cabot Corporation
Tantalum	Changsha Southern
Tantalum	Conghua Tantalum and Niobium Smeltry*
Tantalum	Duoluoshan*
Tantalum	Exotech Inc.*
Tantalum	F&X Electro-Materials Ltd.*
Tantalum	Gannon & Scott
Tantalum	Global Advanced Metals*
Tantalum	H.C. Starck GmbH*
Tantalum	Hi-Temp*
Tantalum	Jiangxi Rare Earth Metals Tungsten Group Corp.
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.*
Tantalum	Kemet Blue Powder*
Tantalum	Mitsui Mining & Smelting*
Tantalum	Ningxia Orient Tantalum Industry Co. Ltd.*
Tantalum	Niotan
Tantalum	Plansee*
Tantalum	RFH Tantalum Smeltry Co. Ltd.*
Tantalum	Solikamsk Metal Works*
Tantalum	Taki Chemicals*
Tantalum	Tantalite Resources*
Tantalum	Telex*
Tantalum	Ulba*
Tantalum	Zhuzhou Cement Carbide*
Tin	AIM
Tin	Alpha Metals Korea Ltd.
Tin	Alpha*
Tin	Amalgamated Metal Corporation Plc
Tin	American Iron and Metal
Tin	Aurubis
Tin	Balver Zinn
Tin	Bangka
Tin	Baoshida Swissmetall
Tin	BML
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.

Tin	Chengfeng Metals Co Pte Ltd
Tin	China Minmetals
Tin	China Tin Group Co. Ltd.
Tin	CNMC (Guangxi) PGMA Co. Ltd.
Tin	Complejo Metalurico Vinto S.A.
Tin	Cookson
Tin	Cookson Alpha Metals(Shenzhen)Co.Ltd
Tin	CooperMetal
Tin	CooperSanta
Tin	CV DS Jaya Abadi
Tin	CV Duta Putra Bangka
Tin	CV JusTindo
Tin	CV Makmur Jaya
Tin	CV Nurjanah
Tin	CV Prima Timah Utama
Tin	CV Serumpun Sebalai
Tin	CV United Smelting
Tin	Daewoo International
Tin	Dowa Metals & Mining Co. Ltd
Tin	Electroloy Metal Pte. Ltd.
Tin	Empresa Metallurgica Vinto
Tin	Empressa Nacional de Fundiciones (ENAF)
Tin	Feinhütte Halsbrücke GmbH
Tin	Fenix Metals
Tin	FSE Novosibirsk Refinery
Tin	Funsur
Tin	Gebrueder Kemper GMBH
Tin	Geiju Gold Smelter Minerals Co. Ltd.
Tin	Geiju Yunxin Colored Electrolytic Co. Ltd.
Tin	Gejiu Non-FerrousMetal Processing Co.Ltd.*
Tin	Gejiu Zi-Li
Tin	Gold Bell Group
Tin	Gomat-e-K.
Tin	Guangxi China Tin Group Co., Ltd
Tin	Guangxi Zhongshan Gold Bell Smelting Corp.Ltd
Tin	Heraeus Hanau
Tin	Huaxi Guangxi Group
Tin	Huichang Jinshunda Tin Co. Ltd.
Tin	IBF IND Brasiliera de Ferroligas Ltda.
Tin	IMLI
Tin	Indonesian State Tin Corporation
Tin	Indra Eramulti Logam
Tin	Jean Goldschmidt International
Tin	Jiangxi Nanshan
Tin	Kai Union Industry and Trade Co., Ltd
Tin	Kai Unita Trade Limited Liability Company
Tin	Kaimeng(Gejiu) Industry and Trade Co., Ltd.

Tin	Ketapang
Tin	Koki Japan
Tin	KOVOHUTĚ PŘÍBRAM NÁSTUPNICKÁ, A.S.
Tin	Kupol
Tin	Laibin China Tin Smelting Co., Ltd.
Tin	Lingbao Jinyuan Tonghu
Tin	Linwu Xianggui Smelter Co
Tin	Liuzhou China Tin Group Co. Ltd.
Tin	LS-Nikko Copper Inc.
Tin	Ma On Shuguang Smelting Plant
Tin	Malaysia Smelting Corporation (MSC)*
Tin	Materials Eco- Refining Co Ltd. (MERC)
Tin	MCP Metal Specialist Inc.
Tin	Mentok
Tin	Metahub Industries Sdn. Bhd.
Tin	Metallic Resources Inc
Tin	Metallo Chimique
Tin	Mineração Taboca S.A.*
Tin	Ming Li Jia smelt Metal Factory
Tin	Minmetals Ganzhou Tin Co. Ltd.
Tin	Minsur S.A. Tin Metal
Tin	Minsur*
Tin	Mitsubishi Materials Corporation *
Tin	MSC
Tin	Nathan Trotter & Co., Inc.
Tin	Nihon Superior Co. Ltd.
Tin	Nippon Filler Metals Ltd
Tin	Novosibirsk
Tin	OMSA*
Tin	PT Alam Lestari Kencana
Tin	PT Artha Cipta Langgeng
Tin	PT Babel Inti Perkasa
Tin	PT Babel Surya Alam Lestari
Tin	PT Bangka Kudai Tin
Tin	PT Bangka Putra Karya
Tin	PT Bangka Timah Utama Sejahtera
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT Bellitin Makmur Lestari
Tin	PT Bukit Timah*
Tin	PT Citralogam
Tin	PT DS Jaya Abadi
Tin	PT Eunindo Usaha Mandiri
Tin	PT Fang Di MulTindo
Tin	PT HP Metals Indonesia
Tin	PT Indra Eramulti Logan Industri
Tin	PT Koba Tin

Tin	PT Mitra Stania Prima
Tin	PT Panca Mega
Tin	PT Refined Banka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Seirama Tin investment
Tin	PT Stanindo Inti Perkasa
Tin	PT Sumber Jaya Indah
Tin	PT Tambang Timah*
Tin	PT Timah Nusantara
Tin	PT Timah*
Tin	PT Tinindo Internusa
Tin	PT Yinchendo Mining Industry
Tin	PT.DS JAYA ABADI
Tin	Pure Technology
Tin	Richard Stenzhorn GmbH
Tin	Rohm & Hass
Tin	Rui Da Hung
Tin	Samhwa Non-Ferrous Metal. Inc Co.,Ltd
Tin	Senju Metal Industry Co. Ltd
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.
Tin	ShangHai YueQiang Metal Products Co., LTD
Tin	Singapore LME Tin
Tin	Soft Metals Ltda.
Tin	Solder Coat Co. Ltd.
Tin	Sundwigger Messingwerk
Tin	Taboca
Tin	Taicang City Nancang Metal Material Co Ltd
Tin	Thaisarco*
Tin	The Miller Company
Tin	TIMAH
Tin	Traxys
Tin	TT
Tin	Unvertical International(Suzhou) Co. Ltd.
Tin	Westfalenzinn
Tin	White Solder Metalurgia*
Tin	Wildshaw Ltd.
Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei Company
Tin	XiHai
Tin	Yifeng Tin Industry (Chenzhou) Co. Ltd.
Tin	YTCL
Tin	YTMM
Tin	Yunnan Chengfeng Nonferrous Metals Co., Ltd.
Tin	Yunnan Chengo Electric Smelting Plant
Tin	Yunnan Tin Co. Ltd.*
Tin	Yuntinic Resources Inc.
Tin	YunXi
Tin	Zhejiang Huangyan Xinqian Electrical Parts Factory
Tin	Zhuhai Horyison Solder Co. Ltd.

Tungsten	A.L.M.T. Corp.
Tungsten	Air Products
Tungsten	Alldyne Powder Technologies
Tungsten	Allied Material Corp.
Tungsten	Alta Group
Tungsten	ATI
Tungsten	Axis Material Ltd.
Tungsten	Chaozhou Xianglu Tungsten Industry Co. Ltd.
Tungsten	China Minmetals Corp.
Tungsten	China Minmetals Nonferrous Metals Co. Ltd.
Tungsten	China National Nonferrous Metals Imp. & Exp. Jiangxi Corp. Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co. Ltd.
Tungsten	Dayu Weiliang Tungsten Co. Ltd.
Tungsten	Fujian Jinxin Tungsten Co. Ltd.
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd
Tungsten	Ganzhou Hailong W & Mo Co. Ltd.
Tungsten	Ganzhou Hongfei W & Mo Materials Co. Ltd.
Tungsten	Ganzhou Huaxing Tungsten Co. Ltd.
Tungsten	Ganzhou Nonferrous Metals Smelting Co. Ltd.
Tungsten	Ganzhou Sea Dragon
Tungsten	Ganzhou Sinda W & Mo Co. Ltd.
Tungsten	Global Tungsten & Powders Corp.*
Tungsten	Golden Egret
Tungsten	HC Starck GmbH
Tungsten	Hitachi Metals, Ltd.
Tungsten	Hunan Chenzhou Mining Group Co.
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co. Ltd.
Tungsten	JX Nippon Mining & Metals Co. Ltd*
Tungsten	Japan New Metals Co. Ltd.
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp.
Tungsten	Jiangxi Tungsten Industry Co. Ltd.
Tungsten	JTGC
Tungsten	JXTC
Tungsten	Kanto Denka Kogyo Co., Ltd.
Tungsten	Kennametal Inc.
Tungsten	Kyocery
Tungsten	Kyoritsu Gokin Co. Ltd.
Tungsten	Materion Advanced Materials Thin Film Products
Tungsten	Mitsubishi Materials
Tungsten	Nanchang Cemented Carbide Limited Liability Company
Tungsten	Ninghua Xingluokeng Tungsten Mining Co. Ltd.
Tungsten	Ningxia Orient Tantalum Industry Co. Ltd.
Tungsten	Osram Sylvania
Tungsten	Plansee
Tungsten	Sendi (Japan): Kyocera Corporation

Tungsten	Sichuan Metals & Materials Imp. & Exp. Co.
Tungsten	Shanghai Kyocera Electronics Co. Ltd.
Tungsten	Sumitomo Metal Mining Co. Ltd.
Tungsten	SYLHAM
Tungsten	Tejing Tungsten Co. Ltd.
Tungsten	WBH
Tungsten	Wolfram Bergbau und Hütten AG
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co. Ltd.
Tungsten	Xiamen Tungsten Co. Ltd.
Tungsten	Xianglu Tungsten Industry Co. Ltd.
Tungsten	Zhuzhou Cemented Carbide Group Co. Ltd.

*Denotes smelters and refiners that are compliant with the Conflict-Free Smelter Program assessment protocols, and have received a “conflict free” designation from an independent third party audit program as of May 2014.